Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statements (Nos. 333-84677 and 333-53234) on Form S-8 of Sturm, Ruger & Company, Inc. of our reports dated February 23, 2022 relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting of Sturm, Ruger & Company, Inc. as it appears in our reports, appearing in the Annual Report on Form 10-K of Sturm, Ruger & Company, Inc. for the year ended December 31, 2021.

/s/ RSM US LLP

Stamford, Connecticut

February 23, 2022

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